UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Trico Marine Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
[_], 2007
Dear Stockholders:
     We cordially invite you to attend the 2007 annual meeting of stockholders of Trico Marine Services, Inc. on Tuesday, June 12, 2007 at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Conference Center 26C, Houston, Texas, at 9:00 am, local time.
     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.
     At this year’s annual meeting, you will be asked to vote on the election of directors and the ratification of PricewaterhouseCoopers LLP’s appointment as Trico’s independent registered public accounting firm.
     Your vote is important. We urge you to read this Proxy Statement carefully, and to vote by proxy for your Board’s nominees by marking, signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope, whether or not you plan to attend the Annual Meeting. Instructions are on the WHITE proxy card.
     The proxy statement and the accompanying WHITE proxy card are being mailed to our stockholders on or about [ ], 2007.
     We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Whether or not you plan to attend, please sign, date and return the enclosed WHITE proxy card promptly. This will save the Company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented.
     Thank you for your cooperation and continued support.

Sincerely,

Joseph S. Compofelice
Chairman of the Board

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[_], 2007
To Our Stockholders:
     We cordially invite you to attend the 2007 annual meeting of stockholders of Trico Marine Services, Inc. on Tuesday, June 12, 2007 at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Conference Center 26C, Houston, Texas, at 9:00 am, local time. At the annual meeting, stockholders will be asked to:
1.	Elect three Class III directors to hold office until our 2010 annual meeting of stockholders and until their successors have been elected and qualified;

2.	Ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	Consider any other business properly brought before the annual meeting.
     Our Board of Directors has fixed the close of business on April 20, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders will be available for examination at the annual meeting and at our corporate office for the ten days prior to the annual meeting. The Proxy Statement and the accompanying WHITE proxy card are being mailed to our stockholders on or about [_] 2007.
     SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.
     THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE AS PROVIDED IN THE PROXY STATEMENT.
     If you have any questions about your voting of shares, please contact MacKenzie Partners, Inc., toll free at (800) 322-2885 or by e-mail at proxy@mackenziepartners.com.

By Order of the Board of Directors,

Rishi A. Varma
Corporate Secretary
Houston, Texas
[_], 2007

YOUR VOTE IS IMPORTANT:
If you hold your shares in registered name, please submit a proxy
FOR the three directors nominated by the Board of Directors in Proposal 1 by signing, dating and returning
the enclosed WHITE proxy card today in the postage-paid envelope provided.
If you hold your shares through a bank, broker or other custodian, you will receive a voting instruction form from your custodian. Please return this form promptly and instruct them to vote your shares
FOR the three directors in Proposal 1 on the WHITE proxy card.
If you have any questions or need any assistance in voting
your shares, please contact
MACKENZIE PARTNERS, INC.
Toll-free at (800) 322-2885
or
by e-mail at proxy@mackenziepartners.com.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITIES OWNERSHIP
EXECUTIVE COMPENSATION
The Compensation Committee
AUDIT COMMITTEE REPORT
PROPOSAL TWO: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INCORPORATION BY REFERENCE
APPENDIX A
INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Trico Marine Services, Inc.
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
[_], 2007

PROXY STATEMENT

INTRODUCTION
     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Trico Marine Services, Inc. (the “Company” or “Trico”), for use at the 2007 annual meeting of stockholders to be held on Tuesday, June 12, 2007 at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Conference Center 26C, Houston, Texas at 9:00 am, local time, and any postponements or adjournments thereof. We are mailing this proxy statement and WHITE proxy card to you on or about [_], 2007.
     At the Annual Meeting, stockholders will be asked to consider and to vote to elect three Class III directors. The Board of Directors of the Company (the “Board”) has nominated Edward C. Hutcheson, Jr., and Myles W. Scoggins and Per Staehr as its candidates for election to our Board.
     OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NAMED NOMINEES ON THE WHITE PROXY CARD.
     Pursuant to procedures set forth in Trico’s bylaws, Newcastle Partners, L.P. (“Newcastle”), an owner of 1,000 Trico shares, has notified the Company that Newcastle intends to nominate three of its employees, one of whom owns 100 Trico shares, to stand for election to our Board at the annual meeting. Trico has advised Newcastle that, based on the representations in Newcastle’s notification correspondence to Trico, it appears that Newcastle has satisfied the provisions of Trico’s Bylaws regarding stockholder nominations of persons to serve on our Board, but that Trico reserves the right to disregard Newcastle’s nominations at a later date in the event Trico determines that any of such representations were incorrect.
     The Board of Directors urges you to not sign any proxy cards sent to you by Newcastle.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 20, 2007, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a WHITE proxy card or a voting instruction form, is being mailed to stockholders beginning [ ], 2007. This proxy statement contains information relating to your vote at the annual meeting. You do not need to attend the annual meeting to vote your shares if you submit a proxy.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At the annual meeting, our stockholders will be asked to: (i) elect three directors, (ii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and (iii) consider any other matter that properly comes before the meeting.

Q:	WHEN AND WHERE WILL THE MEETING BE HELD?

A:	The meeting will be held on Tuesday, June 12, 2007 at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Conference Center 26C, Houston, Texas at 9:00 am, local time.

Q:	WHO IS SOLICITING MY PROXY?

A:	Our Board of Directors is soliciting your proxy to vote at our 2007 annual meeting of stockholders. By completing and returning the WHITE proxy card or voting instruction card, you are authorizing the proxy holders to vote your shares at our annual meeting as you have instructed them on the card.

Q:	HOW MANY VOTES DO I HAVE?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A:	As of the record date, we had [ ] shares of common stock outstanding. Accordingly, a total of [ ] votes, in the aggregate, can be cast by our stockholders.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:	Our Bylaws provide that a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, [ ] shares of common stock constitute a majority of our outstanding stock entitled to vote at the meeting.

Q:	HOW DO YOU DETERMINE WHETHER A SHARE IS PRESENT AT THE MEETING?

A:	A share is present at the annual meeting if the record holder of that share either votes it in person at the meeting or has properly submitted a proxy in accordance with this proxy statement authorizing the proxy holders to vote such share. In addition, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

Q:	WHAT IS A BROKER NON-VOTE?

A:	Under the rules that govern brokers who have record ownership of shares that they hold in street name for clients who beneficially own such shares, brokers may vote such shares in their discretion on “routine” matters if they have not received voting instructions from their client, but brokers cannot exercise their own discretion to vote such shares on certain “non-routine” matters absent voting instructions from the client. When a broker votes a client’s shares on some but not all of the proposals presented at the meeting, each non-routine proposal for which the broker cannot vote because it has not received a voting instruction from the client is referred to as a “broker non-vote.”

If Newcastle solicits proxies to elect one or more nominees to our Board of Directors, then this year’s election of directors will be considered a “non-routine” matter. Thus, if your shares are held through a broker and you do not provide instructions to your broker as to how your shares are to be voted in the election of directors, your broker would not be able to vote your shares in the election of directors after the time Newcastle commences its solicitation, and your shares would not be voted for any of the nominees.

If Newcastle does not solicit proxies to elect one of more of its nominees to the Board, this year’s director election will be a routine matter, and a broker will be permitted to vote its client’s shares in the broker’s discretion absent instructions from its client.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be a “routine” matter unless Newcastle solicits proxies to elect one or more of its nominees. If Newcastle does not solicit proxies, then brokerage firms may vote in their discretion on the proposal to ratify PricewaterhouseCoopers LLP on behalf of their clients if they do not receive voting instructions from such clients on this proposal. If Newcastle solicits proxies, then the proposal to ratify PricewaterhouseCoopers LLP will be a “non-routine” matter and brokerage firms cannot vote on this matter absent voting instructions from the client.

We urge you to provide instructions to your broker to ensure that your votes will be counted on these important matters. If Newcastle solicits proxies to elect one or more of its nominees to our Board of Directors, and a broker cannot vote a client’s shares because the broker has not received voting instructions from the client on either of the proposals presented at this meeting, then such client’s shares will not be voted in person or by proxy and will not count for purposes of determining whether a quorum is present. You should vote your shares by following the instructions provided on the voting instruction card and returning your WHITE proxy card to your broker to ensure that a WHITE proxy card is voted on your behalf.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with our transfer agent, then you are considered, with respect to those shares, the “stockholder of record.” The proxy statement and WHITE proxy card have been directly mailed to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by mailing the voting instruction form included in the mailing to your custodian; you may also vote your proxy by telephone or internet or by following their instructions for voting on the voting instruction form.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A:	Our directors are elected by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. Votes withheld from a nominee’s election, as well as absentions and broker non-votes (in the event that Newcastle solicits proxies for one or more nominees) with respect to a nominee’s election, will effectively count as a vote “against” such nominee’s election.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007. Absentions and broker non-votes (in the event that Newcastle solicits proxies for one or more nominees) will effectively count as votes “against” this proposal.

In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP by the required vote, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.

If you are a record holder and you sign a WHITE proxy card, return it to the Company but give no direction regarding a voting matter, the shares will be voted “FOR” the election of the three nominees for Class III directors named in this Proxy Statement and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Q:	HOW DO I VOTE?

A:	Voting in Person at the Meeting. If you are a stockholder of record as of April 20, 2007 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to contact your broker, bank or other nominee that holds your shares of record to obtain a legal proxy allowing attendance at the annual meeting.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may vote your shares by signing, dating and mailing the enclosed WHITE proxy card in the pre-paid envelope we have provided.

Voting by Proxy for Shares Registered in Street Name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted by mail, telephone or internet.

Q:	CAN I REVOKE MY PROXY?

A:	If you give a proxy, you may revoke it in one of three ways:
•	submit a valid new proxy card with a later date to our Corporate Secretary, Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027;

•	notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting, in which case your previously submitted proxy will not be used.

Q:	WHAT IF I DON’T VOTE FOR A MATTER LISTED ON MY PROXY CARD?

A:	If you return the WHITE proxy card without indicating your vote for a director, your shares will be voted FOR each of the nominees listed on your card. If you return the WHITE proxy card without indicating your vote with respect to the ratification of the appointment of our independent registered public accounting firm, then your shares will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	WHO PAYS FOR SOLICITING PROXIES?

A:	We bear the cost of preparing, assembling and mailing the notice, proxy statement and WHITE proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. We may also solicit by means of press releases and advertisements in periodicals. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies and we will reimburse their reasonable out-of-pocket expenses.

We have retained Mackenzie Partners, Inc. to solicit proxies as well as for other shareholder services. We have paid Mackenzie Partners, Inc. a fee of approximately $15,000 and will reimburse them for reasonable out-of-pocket expenses. We have also agreed to indemnify Mackenzie against certain liabilities including liabilities arising under the federal securities laws. Mackenzie has informed us that it intends to employ approximately 50 persons to solicit proxies. We will, at our expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. Our expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers) are currently expected to be approximately $75,000, of which approximately $15,000 has been spent to date.

Appendix A to this Proxy Statement sets forth certain information relating to our directors, nominees, executive officers, and certain members of management who may be soliciting proxies on our behalf. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

The Securities and Exchange Commission (the “SEC”) permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report and/or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports and/or proxy statements wishes to receive a single annual report and/or proxy statement in the future, that shareholder should contact his broker or send a request to our Corporate Secretary at: Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, TX 77027, telephone number (713) 780-9926. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2006 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Q:	COULD OTHER MATTERS BE DECIDED AT THE MEETING?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

A:	If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date.

Q:	WHEN ARE DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS DUE FOR THE 2008 ANNUAL MEETING?

A:	If you want to nominate candidates for election as director at the 2008 annual meeting, you must submit written notice of your director nomination(s) to our Corporate Secretary at 3200 Southwest Freeway, Houston Texas 77027. Your notice must be delivered to or mailed and received by our Corporate Secretary by [30 days prior to the anniversary of the mailing date of this proxy statement], 2008, and must otherwise comply with the notice procedures and other requirements of the SEC’s rules governing stockholder proposals.

If you want us to include a proposal in the Company’s proxy statement and form of proxy for the 2008 annual meeting, you must submit written notice of your proposal to our Corporate Secretary. Your notice must be delivered to or mailed and received by our Corporate Secretary no later than [120 days prior to the anniversary of the mailing date of this proxy statement], 2008 and must otherwise comply with the notice procedures and other requirements set forth in our Bylaws. We will include in our proxy statement and form of proxy only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the 2008 annual meeting but do not wish to have it included in our proxy statement and form of proxy, you must submit written notice to our Corporate Secretary. Your notice must be delivered to or mailed and received by our Corporate Secretary no later than [30 days prior to the anniversary of the mailing date of this proxy statement], 2008 and must otherwise comply with the notice and other requirements set forth in our Bylaws.

If you would like a copy of our Bylaws, please contact our Corporate Secretary. Failure to comply with our applicable procedures and deadlines set forth in the Bylaws or the SEC rules may preclude your proposed director nominees and your proposal from being considered at the next annual meeting.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We intend to announce preliminary voting results at the annual meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we expect to file on or before August 10, 2007. You can obtain a copy of the Form 10-Q by logging on to our website at www.tricomarine.com, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this document.

PROPOSAL ONE: ELECTION OF DIRECTORS
     Our Board of Directors is comprised of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. Edward C. Hutcheson, Jr., Myles W. Scoggins and Per Staehr are currently serving for terms that expire at the 2007 annual meeting of stockholders. Richard A. Bachmann and Kenneth M. Burke are currently serving terms that expire at the 2008 annual meeting of stockholders. Joseph S. Compofelice and Trevor Turbidy are currently serving terms that expire at the 2009 annual meeting of stockholders.
     Our Board has nominated Messrs. Hutcheson, Scoggins and Staehr for re-election at this year’s annual meeting to serve three-year terms expiring at the annual meeting in 2010. Shares cannot be voted for more than three nominees for the 2007 election of directors, and only one vote per share may be cast for a given nominee.
     In accordance with applicable law, even if a director’s term expires, he or she will continue in office until a successor is elected and qualified or until the director resigns or is removed from the Board. Accordingly, if an incumbent is not re-elected, and a successor is not elected to a three-year term by the required vote, the incumbent will remain in office after this annual meeting and the incumbent’s seat on the Board will be subject to election at the 2008 annual meeting. If Newcastle nominates candidates for election at this annual meeting, and either one or two of its nominees are the only nominees who are elected to a three-year term, then the one or two incumbents (as applicable) standing for election at this meeting who receive the fewest number of votes in favor of their election will resign from the Board so that the newly elected nominees may take office.
     Unless you withhold authority to vote for the election of directors, your WHITE proxy card will be voted “FOR” the election of Messrs. Hutcheson, Scoggins and Staehr. Each of the nominees has consented to serve if elected. If any of the nominees should decline or be unable to serve as a director, the persons named in the accompanying WHITE proxy card will vote in accordance with their best judgment. We have no reason to believe that any of the nominees will be unwilling or unable to serve. However, if any nominee is not available for election, the Board may name a substitute nominee for whom votes will be cast.
General Information about the Board of Directors, Directors Standing for Re-Election and Directors Continuing in Office
     The table below sets forth information about Messrs. Messrs. Hutcheson, Scoggins and Staehr, the three nominees standing for re-election to our Board of Directors at the 2007 annual meeting. The table also includes information about our other directors whose terms will continue after the 2007 annual meeting:

		Principal Occupation, Business	Director	Term
Nominees	Age	Experience and Directorships	Since	Expiring
Edward C. Hutcheson, Jr	61	Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of Platte River Ventures, a private equity firm investing in industrial companies. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with a publicly-owned financial services company which merged to form Sanders Morris Harris Group. Mr. Hutcheson co-founded Crown Castle International Corp. in 1994, serving as Chief Executive Officer or Chairman from its inception to March 1997. He continues to serve as a director of the company. Crown Castle, with a $10 billion market capitalization, owns and operates 23,000 wireless communication sites in the US and Australia. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. His assignments included serving as President, Chief Operating Officer and director of the holding company from 1990 through 1993. He also serves as a director of Tell Tool, Inc., a privately-owned manufacturing company in the aerospace industry.	1994	2007
Myles W. Scoggins	59	Mr. Scoggins is the Lead Director of the Board of Directors. In June 2006, Mr. Scoggins was appointed President of Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Mr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer, director and member of the executive committee of Mobil Oil Corp. (a wholly-owned subsidiary of Mobil Corp.) Since August 2005 Mr. Scoggins has served as a Director and a member of Finance and Audit Committee and Management Performance Committee of Questar Corp., a natural gas focused energy company and a Director of a subsidiary of Questar Corp. – Questar Market Resources Corp. He also serves as director or advisory board member for the Colorado Oil and Gas Association (director), National Renewable Energy Laboratory National Advisory Council (member), Colorado Energy Authority (director) and Jefferson Economic Council (director).	2005	2007

		Principal Occupation, Business	Director	Term
Nominees	Age	Experience and Directorships	Since	Expiring
Per Staehr	63	Mr. Staehr has served since 2001 as Chairman of A2SEA A/S, the leading European offshore wind turbine installation company. From 1997 to 2004, he served as Chief Executive Officer, Chairman and Chief Country Representative of Bombardier Transportation UK Ltd., a global leader in the rail equipment manufacturing and service industry. Prior to that time, Mr. Staehr held senior positions within the Danish A.P. Moller Group (shipping and offshore oil), including his service as President of Maersk Contractors, an international offshore drilling and contracting company. Mr. Staehr is a director of Arrow Light Rail Ltd., a special purpose company formed to design, fund and build a modern light rail tram system for Nottingham, Daniamant ApS, a manufacturer of IMO/SOLAS certified lights for emergency lifejackets and rafts, and chairman of Riegens A/S, a developer of technical lighting solutions in Europe. He is also Chairman of The Rail Media Group and of Riegens Lighting Ltd. and a Vice Chairman of Rovsing Dynamics A/S, which provides condition monitoring equipment to the offshore and power industries.	2005	2007

		Principal Occupation, Business	Director	Term
Other Directors	Age	Experience and Directorships	Since	Expiring
Richard A. Bachmann	62	Mr. Bachmann founded and has served since 1998 as Chairman and Chief Executive Officer of Energy Partners, Limited, an independent exploration and production company focused on deep water of the Gulf of Mexico and the continental shelf. From 1995 to January 1997, he served as Director, President and Chief Operating Officer of The Louisiana Land and Exploration Company, an independent oil and gas exploration company.	2005	2008
Kenneth M. Burke	58	Mr. Burke retired in 2004 after a 31 year career with Ernst & Young, a public accounting firm. During his time at Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and also served as coordinating Partner primarily for energy and oilfield service companies. Mr. Burke also is a former chairman of the AICPA Oil & Gas Committee. He has been a Director of Pride International, Inc., a provider of onshore and offshore drilling and related services worldwide, since December 2006. Mr. Burke also serves on the Audit and Compensation Committees of the Board of Directors of Pride International, Inc.	2005	2008

		Principal Occupation, Business	Director	Term
Other Directors	Age	Experience and Directorships	Since	Expiring
Joseph S. Compofelice	57	Mr. Compofelice is our Chairman of the Board since May 2004. From March 31, 2005 through August 31, 2005, Mr. Compofelice served as our Interim Chief Executive Officer. Mr. Compofelice has served as Managing Director of Houston Capital Advisors LP (f/k/a Catalina Capital Advisors LP), a boutique financial advisory, merger and acquisition investment bank since 2004. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.	2003	2009
Trevor Turbidy	39	Mr. Turbidy has served as our Chief Executive Officer, President and Director since August 31, 2005. Prior to this, he had served as our Vice President and Chief Financial Officer since August 2003. From November 2000 until May 2002, Mr. Turbidy served as a Director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, Mr. Turbidy held various positions leading up to being a Director in the Investment Banking Department of Donaldson, Lufkin & Jenrette. He has been a Director of Grey Wolf, Inc., a provider of turnkey and contract oil and gas land drilling services, since December 2005.	2005	2009
     With the exception of Mr. Turbidy, our current Board of Directors was initially selected, based on the recommendations of an independent search firm, by an Ad Hoc Committee of our former bondholders, representing approximately 80% of our then-outstanding bonds, and approved by the bankruptcy court in connection with our plan of reorganization in March 2005. In connection with our plan of reorganization, our former bondholders exchanged their bonds for all of the new common stock in the reorganized company (before giving effect to the exercise of the warrants and awards granted under our long-term incentive plan). Subsequent to this initial appointment, Messrs. Compofelice, Bachmann and Burke have been re-elected to our Board of Directors by our stockholders. Mr. Turbidy, who was appointed to our Board of Directors by the Board of Directors on August 31, 2005 was subsequently re-elected by our stockholders. There is no other arrangement or understanding by which our directors were selected or nominated.
     Each of the three individuals nominated by your Board of Directors’ has extensive relevant industry experience to help guide the Company. Mr. Hutcheson has over 20 years of executive experience in the oilfield services industry and has served on our Board since 1994. Mr. Scoggins is the Board’s Lead Director with over 34 years of executive experience in international exploration and production. Mr. Staehr has over 20 years of executive experience in international marine and offshore operations.
YOUR BOARD OF DIRECTORS HAS NOMINATED MESSRS. HUTCHESON, SCOGGINS AND STAEHR FOR RE-ELECTION AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF EACH OF MESSRS. HUTCHESON, SCOGGINS AND STAEHR, THE CLASS III NOMINEES ON THE WHITE PROXY CARD.

Board and Committee Meetings
     During 2006, our Board of Directors held 11 meetings. Each director attended at least 75% of the combined number of meetings of the Board of Directors and committees of which he was a member during 2006.
Director Independence
     Our Board of Directors has reviewed the independence of our directors using the independence standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that the following members of the Board of Directors currently are independent within the meaning of the Nasdaq listing standards currently in effect: Mr. Scoggins, Mr. Burke, Mr. Hutcheson, Mr. Staehr and Mr. Bachmann.
     In addition, the members of the Audit Committee of the Board of Directors also each qualify as “independent” under special standards established by the SEC for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Kenneth M. Burke is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Burke’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Burke any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
Board Committees
     Our Board of Directors has, as standing committees, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Committee. Our Directors are encouraged to attend committee meetings. The Board of Directors has affirmatively determined that each member of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee is “independent” within the meaning of Nasdaq listing standards and the requirements of the SEC. Members of the individual committees are named below:

Nominating and
Audit	Compensation	Governance	Strategic
Burke*	Hutcheson*	Scoggins*	Compofelice*
Bachmann	Burke	Bachmann	Burke
Hutcheson	Scoggins	Staehr	Hutcheson
Scoggins			Turbidy

*	Chairman of the committee
     The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategic Committee, which sets forth each committee’s purposes, responsibilities and authority. The Board of Directors has also adopted Corporate Governance Guidelines, a Proper Business Practices and Ethics Policy (which includes complaint procedures for financial, accounting and audit matters) and a Financial Code of Ethics for Senior Officers. These committee charters, guidelines, codes and procedures are available on our website at www.tricomarine.com. You may also contact our Corporate Secretary at (713) 780-9926 for paper copies free of charge. Changes to or material waivers of our Financial Code of Ethics will be immediately disclosed via our website at www.tricomarine.com.
Audit Committee
     The Audit Committee assists the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. During 2006, the Audit Committee was, and currently is, comprised of Messrs. Burke, Bachmann, Hutcheson and Scoggins. During 2006, the Audit Committee held 4 meetings. Mr. Burke has been designated the “audit committee financial expert” as prescribed by the SEC. Each member of the Audit Committee is “independent” as defined by the Nasdaq listing standards. A copy of the Audit Committee charter is available on our website at www.tricomarine.com.
Compensation Committee
     The Compensation Committee’s responsibility primarily is to recommend for Board approval the compensation arrangements for our Chief Executive Officer and other senior management, including establishment of salaries and bonuses and other compensation for executive officers of our Company; to approve any compensation plans in which officers and directors of our Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; and to review significant issues that relate to changes in benefit plans. The Compensation Committee is authorized to retain the services of independent outside consultants to assist in its efforts. During 2006, the Compensation Committee was, and currently is, comprised of Messrs. Burke, Hutcheson and Scoggins. During 2006, the Compensation Committee held 3 meetings. Each member of the Compensation Committee is “independent” as defined by the Nasdaq listing standards.
     Please see “Compensation Discussion and Analysis” for a description of the process and procedures for consideration and determination of executive compensation.
Compensation Committee Interlocks and Insider Participation
     During fiscal year 2006, no member of the Compensation Committee was an officer or employee or former officer or employee of the Company. No Compensation Committee member had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934. During fiscal year 2006, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board.
Nominating and Governance Committee
     The Nominating and Governance Committee assists our Board of Directors in identifying qualified individuals to become directors, in determining the size and composition of the Board of Directors and its committees and in overseeing the evaluation of the Board of Directors and management. It also is charged with developing and maintaining an appropriate set of corporate governance principles for us and generally monitoring developments in corporate governance. During 2006, the Nominating and Governance Committee was, and currently is, comprised of Messrs. Scoggins, Bachmann and Staehr. During 2006, the Nominating and Governance Committee held 1 meeting. Each member of the Nominating and Governance Committee is “independent” as defined by the Nasdaq listing standards.
     The Nominating and Governance Committee identifies potential nominees for director, other than potential nominees who are current directors standing for re-election, through business and other contacts. The Nominating and Governance Committee may in the future also choose to retain a professional search firm to identify potential nominees for director.
     The Nominating and Governance Committee recommends nominees to our Board and our Board is ultimately responsible for proposing a slate of nominees to our stockholders for election to the Board, using information provided by the committee. In the event that a majority of the members of the Nominating and Governance Committee are up for re-election to the Board, our Board of Directors (with those interested directors abstaining) will evaluate nominees and propose a slate of nominees to our stockholders for election to the Board.
     The Nominating and Governance Committee believes that nominees to our Board of Directors must meet certain minimum qualifications, including the achievement of significant success in business or extensive financial expertise, a commitment to representing the long-term interests of our stockholders in the aggregate, and high ethical and moral standards and integrity.
     In addition, the committee evaluates a potential nominee in relation to all nominees by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee has experience as a board member of a U.S. publicly-held company, and with regard to any prior board experience the history, nature and overall contribution to such board;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of all of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.
     In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. Each of the nominees for director at the 2007 annual meeting of stockholders is a current director standing for re-election.
     Any stockholder of record entitled to vote for the election of directors at a meeting of stockholders may nominate candidates for election to our Board of Directors by submitting written notice of your director nomination(s) to our Corporate Secretary at Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027, provided that such stockholder is a stockholder of record at the time of giving of the notice. The notice must be delivered to or mailed and received by our Corporate Secretary 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders (in the case of an annual meeting) or not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first (in the case of a special meeting at which directors are to be elected). The notice must set forth:
•	the information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected.
     In addition, the stockholder must provide:
•	his or her name and address, as they appear on our books and records; and

•	the number of shares of our common stock that he or she beneficially owns;
     The stockholder should also include an affidavit signed by the proposed nominee certifying that he or she meets the qualifications necessary to serve as a director.
     Stockholder nominees for the 2008 annual meeting of stockholders must be received no later than [_], 2008.
Strategic Committee
     The purpose of the Strategic Committee is to serve as a catalyst as well as monitor the development and implementation of the Company’s business strategies. It works with management to develop Board focus on issues and recommendations which will further the Company’s strategic planning and execution of such planning.
     The Strategic Committee has the authority to retain and terminate any consultant and has the authority to approve the consultant’s fees and other retention terms and also has authority to obtain independent advice and assistance from internal or external legal, accounting or other advisors. During 2006 the Strategic Committee held 1 meeting.

Executive Sessions; Communications with the Board; Meeting Attendance
     Our Board of Directors has adopted a policy providing that the independent directors will meet in executive session at each regularly scheduled Board meeting, or more frequently if necessary. The independent directors have designated Mr. Scoggins as the lead director.
     Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to c/o Corporate Secretary, Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027. The Corporate Secretary will forward the stockholder’s communication directly to the appropriate director or directors.
     Separately, the Audit Committee of our Board has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. Individuals may notify the Chairman of the Audit Committee in writing, describing in sufficient detail the practice, event or circumstance at issue, by sending the notice to the attention of the Chairman of the Audit Committee, c/o Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027, or to the Company’s Designated Recipient in the manner described on our website (www.tricomarine.com).
     Concerns related to possible violations of our Proper Business Practices and Ethics Policy and Financial Code of Ethics should be reported pursuant to the procedures outlined therein. Copies of both documents are available on our website (www.tricomarine.com)
     Guidelines adopted by our Board of Directors recommend that all directors personally attend each annual and special meeting of our stockholders. All of our Directors, with the exception of Mr. Bachmann, attended the 2006 annual meeting of stockholders.
Director Compensation
     The following table sets forth the compensation earned by our non-employee directors for the year ended December 31, 2006:

					Change in
					pension value
				Non-equity	and
	Fees			incentive	nonqualified
	Earned or	Stock	Option	plan	deferred	All other
	paid in	awards(1)(2)	awards(2)	compensation	compensation	compensation
Name	cash ($)	($)	(3) ($)	($)	earnings ($)	($)	Total ($)
Joseph S. Compofelice	256,500	133,160	216,482	—	N/A	—	606,142
Non-Executive Chairman of the Board

Kenneth M. Burke	63,500	66,580	—	—	N/A	—	130,080
Chair of the Audit Committee

Richard A. Bachmann	43,000	66,580	—	—	N/A	—	109,580

Edward C. Hutcheson, Jr	57,000	66,580	—	—	N/A	—	123,580
Chair of the Compensation Committee

Myles W. Scoggins	52,500	66,580	—	—	N/A	—	119,080
Chair of the Nominating and Governance Committee

Per Staehr	68,951	66,580	—	—	N/A	—	135,531

(1)	On April 10, 2006, the Board of Directors were granted a total of 14,000 shares of restricted stock. Shares of restricted stock granted were as follows: Mr. Compofelice – 4,000; Mr. Burke – 2,000; Mr. Bachmann – 2,000; Mr.

Hutcheson – 2,000; Mr. Scoggins – 2,000, and Mr. Staehr – 2,000. All of the restrictions lapsed on May 10, 2006. The grant date fair value of the restricted stock granted in 2006 to our directors, computed in accordance with FAS 123R, is as follows: Mr. Compofelice, $133,160; Mr. Burke, $66,580; Mr. Bachman, $66,580; Mr. Hutcheson, $66,580; Mr. Scoggins, $66,580; and Mr. Staehr, $66,580. At December 31, 2006, the following number of shares of our common stock held by our directors were outstanding: Mr. Compofelice, 24,100 shares; Mr. Burke, 5,000 shares; Mr. Bachman, 7,000 shares; Mr. Hutcheson, 2,680 shares; Mr. Scoggins, 7,000 shares; and Mr. Staehr, 2,000 shares.

(2)	Dollar amounts represent the compensation expense recognized in 2006 with respect to outstanding award grants, whether or not granted during 2006. See note 15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 2, 2007 for a discussion of the assumptions made in determining these amounts.

(3)	Mr. Compofelice was granted 133,333 option awards on March 15, 2005. The options vest ratably over four years beginning March 15, 2006. Mr. Compofelice has 33,183 vested options and 100,150 unvested options outstanding at December 31, 2006.
     In 2006, each non-employee director (except our Non-Executive Chairman) received an annual cash retainer of $25,000. Our Non-Executive Chairman received a monthly retainer of $20,000. The chairman of the Audit Committee received an additional annual retainer of $10,000, and the chairmen of each of the Nominating and Governance Committee and the Compensation Committee each received an additional annual retainer of $5,000.
     All of our non-employee directors received $1,500 for each Board or committee meeting, including attendance by telephone. Additionally, each non-employee director was entitled to $1,500 for each day of international travel required in connection with board services. Each non-employee Director had the opportunity to enroll in the Company’s health insurance program at the same cost as for employees of the Company. All Directors were reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
     A director who is also an employee receives no additional compensation for services as a director.
     For our 2007 fiscal year, our Board has adopted the following changes to the cash compensation of non-employee directors:
•	The annual cash retainer of each non-employee director (except our Non-Executive Chairman who will continue to receive a monthly retainer of $20,000) will increase from $25,000 to $65,000; (the retainer of our Non-Executive Chairman and the additional retainers of chairmen of the committees will not change); and

•	Meeting fees and international travel fees will be discontinued.
     Directors will continue to have the opportunity to enroll in the Company’s health insurance program at the same cost as for employees of the Company and directors will continue to receive reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. On March 21, 2007, each Director was granted 2,702 shares of restricted stock, with such restrictions having lapsed on April 20, 2007.
EXECUTIVE OFFICERS
General
     Certain information concerning our executive officers as of the date of this proxy statement is set forth below.

Name	Age	Position With Our Company
Trevor Turbidy	39	Chief Executive Officer, President and Director
Geoff A. Jones	50	Vice President and Chief Financial Officer
Larry D. Francois	65	Senior Vice President, Operations
Robert O’Connor	44	Senior Vice President of Business Development
D. Michael Wallace	54	Chief Executive Officer – Eastern Marine Services Limited
Rishi A. Varma	34	Chief Administrative Officer, Vice President and General Counsel

     Trevor Turbidy. Trevor Turbidy has served as our Chief Executive Officer, President and Director since August 31, 2005. Prior to this, he had served as our Vice President and Chief Financial Officer since August 2003. From November 2000 until May 2002, Mr. Turbidy served as a Director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, Mr. Turbidy held various positions leading up to being a Director in the Investment Banking Department of Donaldson, Lufkin & Jenrette. He has been a Director of Grey Wolf, Inc., a provider of turnkey and contract oil and gas land drilling services, since December 2005.
     Geoff A. Jones. Geoff A. Jones has served as our Vice President and Chief Financial Officer since August 31, 2005. Prior to this, he had served as our Treasurer since March 2005 and Corporate Controller and Secretary since February 2004. From April 2002 to February 2004, Mr. Jones was in private consulting practice. From December 2001 to April 2002, Mr. Jones was Controller, North America, of Aggreko, Inc. From May 2001 to December 2001, Mr. Jones was Vice President, Finance, at Sunland Construction, Inc., a pipeline construction company. From February 2000 to May 2001, Mr. Jones was Corporate Controller of Petroleum Helicopters, Inc., a helicopter service company providing aviation services to the offshore oil and gas, onshore mining, international, air medical and technical services industries.
     Larry D. Francois. Larry D. Francois has served as our Senior Vice President, Operations since May 2006. Between August 2005 and January 2006, Mr. Francois served as a Vice President of Hornbeck Offshore Services, Inc., an offshore supplier of transport services. From January 2003 until June 2005, Mr. Francois served as a Senior Vice President of Seabulk International, Inc. and as President of Seabulk Offshore Ltd., the offshore marine services subsidiary of Seabulk International, Inc. Between 1995 and June 2003, Mr. Francois served as Area Manager of domestic offshore marine operations for Tidewater Inc.
     Robert. O’Connor. Robert O’Connor has served as our Senior Vice President of Business Development since July 2006. From December 2000 until June 2006, Mr. O’Connor served as Vice-President of Financial Sales of The CIT Group, Inc., a commercial and consumer finance company.
     D. Michael Wallace. D. Michael Wallace has served as the Chief Executive Officer of Eastern Marine Services Limited, our joint venture with China Oilfield Services Limited. From November 2002 until December 2006 he served as our Vice President, Emerging Markets and Head of Global Marketing. From January 2000 to November 2002, Mr. Wallace was Vice President of Marine Division with ASCO US LLC, a wholesale petroleum broker. From December 1996 to December 1999, Mr. Wallace was General Manager for Tidewater Marine, Inc., an offshore supply vessel company, in Venezuela.
     Rishi A. Varma. Rishi A. Varma has served as our General Counsel, Corporate Secretary and Director of Corporate Governance since May 2005. In March 2007, Mr. Varma was promoted to Chief Administrative Officer. In June 2006, Mr. Varma also became a Vice President. From February 2003 until April 2005, Mr. Varma was Securities Counsel and Director of Corporate Governance with EGL, Inc., an international freight forwarder company. From February 2000 to May 2002, Mr. Varma was an associate in the Business and Technology group of the law firm of Brobeck, Phleger and Harrison, L.P.
     On March 15, 2005, we emerged from bankruptcy proceedings. These proceedings were initiated on December 31, 2004, when we filed a “prepackaged” voluntary petition for reorganization under Chapter 11. The bankruptcy filing was a result of us commencing a process in May 2004 to realign our capital structure with our present and future operating prospects and, together with operational changes made during the same period, provides us with greater liquidity and a lower cost structure. Mr. Turbidy served as our Chief Financial Officer prior to and during the bankruptcy filing and remained as our Chief Financial Officer upon our emergence from bankruptcy in March 2005.
Code of Ethics
     We have adopted a Financial Code of Ethics (“Financial Code”), which satisfies the requirements for a code of ethics under SEC rules and regulations. The Financial Code contains the ethical principles by which the chief executive officer, chief financial officer (or other principal financial officer), controller (or other principal accounting officer) and other senior financial officers (the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with our Proper Business Practices and Ethics Policy (“Ethics Policy”). If any substantive amendments are made to the Financial Code or if we grant any waiver, including any implicit waiver, from a provision of the Financial Code, we will disclose the nature of such amendment or waiver within four business days on our Internet website at www.tricomarine.com. Copies of the Financial Code and the Ethics Policy are available on the investor relations page of our Internet website.

Related Persons Policies and Procedures
     From time to time we may engage in transactions with “related persons.” Related persons are directors and executive officers or their immediate family members, stockholders owning more than 5% of our common stock, or any entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Audit Committee is responsible for reviewing certain transactions with related persons including those which meet the minimum threshold for disclosure in the proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).
     In the course of its review and approval or ratification of such a transaction, the Audit Committee will consider various aspects of the transaction it deems appropriate, which may include:
•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction;

•	Whether such transaction might affect the independent status of a director under Nasdaq independence standards;

•	The importance of the transaction to the related person and to us; and

•	Whether the transaction could impair the judgment of a director or executive officer to act in our best interest.
     We have various processes for identifying, reporting and reviewing conflicts of interests, including related person transactions. Our Ethics Policy provides that no director, officer or other employee shall engage in business or conduct, or enter into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest. The Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which they or their family members have an interest.
     Our policies and procedures for approval or ratification or transactions with “related persons” is not contained in a single policy or procedure; but instead in various corporate documents such as our Ethics Policy, our Corporate Governance Practices and Policies, and in our Audit Committee charter.
     Our Audit Committee will consider the facts and circumstances of proposed related person transaction. After our Audit Committee makes a determination regarding the proposed transaction, the decision will be conveyed to our General Counsel who will communicate the decision to the appropriate persons at the Company. Our directors of accounts payable and accounts receivable will produce quarterly reports of any amounts paid or payable to, or received or receivable from, any related person, and those reports will be provided to our General Counsel to determine whether there are any “related person” transactions that were not previously approved or previously ratified under our policies and procedures. In connection with this process or otherwise, if our management becomes aware of a “related person” transaction that has not been previously approved or ratified under our policy, it will be submitted to our Audit Committee which will consider all of the facts and circumstances and, based on that review, evaluate all options including ratification, amendment or termination of such transaction, evaluation of our controls and procedures and other appropriate action.
     Any member of the Audit Committee who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
     No related persons transactions have occurred since January 1, 2006.

SECURITIES OWNERSHIP
Securities Ownership of Management
     The following table is based on reports filed with the SEC and sets forth, as of [_], 2007, the beneficial ownership of common stock of our directors, each of our executive officers named in the “Summary Compensation Table” appearing on page 30 of this Proxy Statement, and all directors and executive officers as a group, as determined in accordance with SEC rules.

	Amount and
	nature of
	beneficial
Name of Beneficial Owner	ownership (1)		Percent of Class
Joseph S. Compofelice	60,420	(2)(10)	*
Trevor Turbidy	202,320	(3)(6)(9)(11)(10)	1%
Richard A. Bachmann	9,702		*
Kenneth M. Burke	7,702		*
Edward C. Hutcheson, Jr.	5,382		*
Myles W. Scoggins	9,702		*
Per Staehr	4,702		*
Geoff Jones	33,533	(3)(6)(9)(11)	*
Larry Francois	14,600	(7)(11)	*
Robert V. O’Connor	13,800	(8)(11)	*
D. Michael Wallace	25,367	(5)(6)(9)(11)	*
Rishi A. Varma	18,168	(4)(6)(9)(11)	*
All directors and executive officers as a group (12 persons)	405,398		3%

*	Less than one percent.

(1)	Unless otherwise indicated, the securities are held with sole voting and investment power.

(2)	Mr. Compofelice shares investment power over 1,000 shares of common stock with a minors trust. Mr. Compofelice disclaims beneficial ownership with respect to these 1,000 shares.

(3)	Includes the following number of shares subject to restrictions that lapse in annual 25% increments, which began on September 1, 2006: Mr. Turbidy, 30,000 and Mr. Jones, 11,250.

(4)	Includes 3,334 shares subject to restrictions that lapse in annual 33% increments, which began on May 2, 2006.

(5)	Includes 5,000 shares subject to restrictions that lapse on September 1, 2007.

(6)	Includes the following number of shares subject to restrictions that lapse 100% on March 13, 2009: Mr. Turbidy, 18,000; Mr. Jones, 7,000; Mr. Varma, 6,100; and Mr. Wallace, 3,500.

(7)	Includes 9,000 shares subject to restrictions that lapse 100% on June 29, 2009.

(8)	Includes 10,000 shares subject to restrictions that lapse 100% on July 5, 2009.

(9)	Includes the following number of shares subject to options that are exercisable: Mr. Turbidy, 85,500; Mr. Jones, 7,333; Mr. Varma, 2,033 and Mr. Wallace, 5,167.

(10)	Includes the following number of shares subject to warrants that are exercisable: Mr. Turbidy, 1,620; and Mr. Compofelice, 134.

(11)	Includes the following number of shares subject to restrictions that lapse 100% on March 21, 2010: Mr. Turbidy, 9,200; Mr. Jones, 6,700; Mr. Varma, 6,700; Mr. Wallace, 6,700; Mr. O’Connor, 3,800; and Mr. Francois, 5,600.
Securities Ownership of Certain Beneficial Owners
     The following table is based solely on reports filed with the SEC and indicates the beneficial ownership, as of [_], 2007, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules.

	Amount and nature
	of beneficial
Name and Address of Beneficial Owner	ownership		Percent of Class
Kistefos AS	3,000,000	(1)	20.2%
Christen Sveaas		(1)	*

Dimensional Fund Advisors LP	1,197,111	(2)	8.1%

Steven A. Cohen	884,064	(3)	5.9%
S.A.C. Capital Advisors, LLC		(3)	*
S.A.C. Capital Management, LLC		(3)	*

	Amount and nature
	of beneficial
Name and Address of Beneficial Owner	ownership		Percent of Class
Sigma Capital Management, LLC		(3)	*

American International Group, Inc.	775,696	(4)	5.2%
AIG Global Asset Management Holding Corp.		(4)	*
AIG Global Investment Corp.		(4)	*

Barclay’s Global Investors, NA	803,978	(5)	5.4%
Barclay’s Global Fund Advisors	191,023	(5)	1.3%
Barclay’s Global Investors, Ltd.		(5)	*
Barclay’s Global Investors Japan Trust and Banking Company Limited		(5)	*
Barclay’s Global Investors Japan Limited		(5)	*

(1)	As of March 5, 2007, based on an amendment to a Schedule 13D filed jointly by Kistefos AS and Christian Sveaas. As the sole direct and indirect owner of Kistefos AS, Mr. Sveaas is the beneficial owner of 3,000,000 shares of our common stock. Christen Sveaas has shared voting and dispositive power with Kistefos AS with respect to the shares it owns due to his ownership control of Kistefos AS. The address of the principal business office of each of Kistefos AS and Mr. Sveaas is Stranden 1, N-0250 Oslo, Norway.

(2)	As of December 31, 2006, based on a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”). Dimensional furnishes investment advice to four investment companies (the “Funds”) registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities described in this schedule that are owned by the Funds. The address of the principal business office of Dimensional is 1299 Ocean Avenue, Santa Monica, CA 90401.

(3)	As of March 8, 2007, based on a Schedule 13G filed jointly by S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, Sigma Capital Management, LLC (“Sigma”) and Mr. Cohen. According to such Schedule 13G, Mr. Cohen has shared power to vote and to dispose or direct the vote and disposition of 884,064 shares, including 69,064 shares issuable upon conversion of $3 million aggregate principal amount of the Company’s 3% Senior Convertible Debentures due 2027 held by SAC Arbitrage Fund, LLC (the “Debentures”). Of such shares, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC each reported shared power to vote and to dispose or direct the vote and disposition of 319,064 shares (including the 69,064 shares issuable upon conversion of the Debentures), and Sigma reported shared power to vote and to dispose or direct the vote and disposition of 565,000 shares. The address of the principal business office of each of Steven A. Cohen, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC is 72 Cummings Point Road, Stamford, CT 06902. The address of the principal business office of Sigma is 540 Madison Avenue, New York, New York 10022.

(4)	As of December 31, 2006, based on an amendment to a Schedule 13G filed jointly by American International Group, Inc. (“AIG”), AIG Global Asset Management Holding Corp. (“AIGGAM”) and AIG Global Investment Corp. (“AIGGIC”). AIG is the parent holding company of AIGGAM. AIGGAM is the parent holding company of AIGGIC, an investment advisor. AIG, AIGGAM and AIGGIC share voting and dispositive power with respect to the 775,696 shares. The address of the principal business office of each of AIG, AIGGAM and AIGGIC is 70 Pine Street, New York, New York 10270.

(5)	As of December 31, 2006, based on a Schedule 13G filed jointly by Barclay’s Global Investors, NA (“Barclay’s NA”), Barclay’s Global Fund Advisors (“Barclay’s Advisors”), Barclay’s Global Investors, Ltd. (“Barclay’s Ltd.”), Barclay’s Global Investors Japan Trust and Banking Company Limited (“Barclay’s Japan Trust”) and Barclay’s Global Investors Japan Limited (“Barclay’s Japan Limited”). According to the Schedule 13G, the group making the joint filing has the sole power to vote or direct the vote of 905,668 shares and the sole power to dispose or direct the disposition of 995,001 shares. Of such shares, Barclay’s NA has sole power to vote or direct the vote of 714,665 shares and the sole power to dispose or direct the disposition of 803,978 shares. Of such shares, Barclay’s Advisors reported sole power to vote and to dispose or direct the vote and disposition of 191,023 shares and Barclay’s Ltd., Barclay’s Japan Trust and Barclay’s Japan Limited reported no power to vote or dispose or direct the vote and disposition of any such shares. The address of the principal business office of each of Barclay’s NA, Barclay’s Advisors, Barclay’s Ltd., Barclay’s Japan Trust and Barclay’s Japan Limited is 45 Fremont Street, San Francisco, CA 94105.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis contains statements regarding our and our executive officers’ performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.
     Overview
          The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (our “named executive officers”). The compensation committee of our Board of Directors (the “Compensation Committee”) is responsible for overseeing the development of an executive compensation philosophy, strategy and framework that is consistent with our business objectives and the interests of our shareholders. Our executive compensation program is designed to create strong financial incentive for our executives, including our named executive officers, to maximize revenues, operating efficiency and returns, and generate growth, value and stability throughout the business cycle.
   Compensation Philosophy
     Our Compensation Committee believes that total compensation of executives should be competitive with the market in which we compete for executive talent—the offshore oilfield services industry. The Compensation Committee generally focuses on total compensation structures designed to reflect the market median. Base salaries for each of our named executive officers are set forth in their respective employment agreements. Therefore, the Compensation Committee focuses on cash incentive compensation and equity awards to achieve market median levels of overall compensation. The Compensation Committee links a significant portion of each named executive officer’s total compensation to accomplishing specific, measurable results based on both our and the individual executive’s performance intended to create short and long term value for shareholders. When our performance meets or exceeds established goals and objectives, our named executive officers should be paid at or more than expected levels. Alternatively, when our performance does not meet critical goals and objectives, cash incentive and equity award payments, if any, should be less than such levels. We also measure our performance against our peer group annually to ensure that cash incentive and/or equity award payments are consistent with our objective of maximizing shareholder value. As a result of this philosophy of tying named executive officer compensation to the accomplishment of specific, measurable results, we do not have a perquisite program. Two of our named executive officers received automobile benefits in 2006 but such benefits have been discontinued and are no longer in effect.
     The following compensation objectives guide the Compensation Committee in its deliberations about executive compensation matters:
•	Provide a competitive total compensation program that enables us to attract and retain key executives;

•	Ensure a direct relationship between our financial performance and the total compensation received by our named executive officers;

•	Ensure a balance between short-term and long-term compensation while emphasizing at-risk, or variable, compensation as a valuable means of supporting our strategic goals and aligning the interests of our named executive officers with those of our shareholders; and

•	Ensure that our total compensation program supports our business objectives and culture by evaluating each named executive officer’s contributions.
     In evaluating compensation levels for each named executive officer, the Compensation Committee reviews publicly available compensation data for executives in our peer group, as discussed below, compensation surveys developed by compensation consultants, and compensation levels for each named executive officer with respect to their levels of responsibility, accountability, performance and decision-making authority.
   The Role of the Compensation Consultant — Peer Group and Compensation Surveys
          In 2006, the Compensation Committee, together with the assistance of Towers Perrin, the Compensation Committee’s independent compensation consultant, developed a peer group of companies to be used for evaluating compensation levels for each of our named executive officers. This peer group consisted of 13 publicly traded companies with revenues between $180 million and $1 billion that provide offshore oilfield services. The peer group is used to benchmark named executive officer compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have global businesses that compete with us for executive talent. In addition, the Compensation Committee considers information from compensation surveys prepared by Towers Perrin when determining compensation for each of the named executive officers. During 2006, the Compensation Committee reviewed the Towers Perrin 2006 Oilfield Services Compensation Survey and the William M. Mercer 2006 Energy Industry Compensation Survey.
          Each year, the Compensation Committee reviews the peer group, together with the chief executive officer and Towers Perrin, in order to assess the relevancy of each company included in the peer group to ensure that companies with similar market caps as well as companies in the offshore oilfield services industry are selected when assessing compensation for our named executive officers.
     Role of Chief Executive Officer in Establishing Compensation for Named Executive Officers
          Each year, our Compensation Committee directs our chief executive officer to provide recommendations to the Compensation Committee in its evaluation of compensation for each of the named executive officers (other than the chief executive officer), including recommendations of individual cash and equity compensation. Specifically, the Compensation Committee requests that our chief executive officer provide input on results of performance appraisals on each named executive officer (other than the chief executive officer), including evaluations from their respective direct reports, supervisors and peers.
          The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to our employees, including our named executive officers.
     Elements of Compensation for Named Executive Officers
          The Company’s executive compensation program consists of (i) base salary, (ii) annual cash incentives, (iii) long-term incentives, (iv) retirement benefits, and (v) health and welfare benefits.
          Base Salary. The base salaries for our named executive officers are set forth in their respective employment agreements and are subject to review annually by our Compensation Committee and our Chief Executive Officer (except with respect to his own base salary). Each employment agreement for our named executive officers provides that base salary may be increased, but not decreased by the Compensation Committee (except for a decrease that is consistent with reductions taken generally by other executives of the Company). Base salaries are intended to provide fixed compensation in line with the market median for each named executive officer. Our base salary levels reflect a combination of factors, including competitive pay levels relative to the peer group and compensation survey data, the named executive officer’s experience and tenure, the named executive officer’s individual performance, including changes in responsibility, and our overall performance as compared to our internal operational and financial plan. The Compensation Committee reviews salary levels annually to recognize these factors and the individual named executive officer’s contributions to our long-term success.
          In 2006, base salaries for our named executive officers were at or near the median when compared to the peer group and when compared to the compensation survey data. Base salaries for Messrs. Turbidy and Jones, $375,000 and $215,000, respectively, were established in September 2005 upon their respective promotions to Chief Executive Officer and Chief Financial Officer. In addition, base salaries for Messrs. Francois ($250,000) and O’Connor ($275,000) were established during 2006 as a result of the recruitment efforts and negotiations in connection with their hirings. Mr. Varma’s base salary increased in June 2006 from $190,000 to $215,000 in recognition of his increased responsibilities and contributions towards our goals. On March 21, 2007, Mr. Varma’s base salary increased from $215,000 to $250,000 in recognition of his promotion to Chief Administrative Officer, Vice President and General Counsel. On March 21, 2007, Mr. Jones’ base salary increased from $215,000 to $250,000 in recognition of his contributions towards achievement of our goals including continued improvements in our financial condition. Effective January 1, 2007, Mr. Wallace’s base salary was increased from $215,000 to $225,000 in recognition of his additional responsibilities as the chief executive officer of our joint venture in Southeast Asia.
          Annual Cash Incentives. Our Annual Incentive Plan (the “Plan”) was adopted in 2006 to reward our key employees for contributions towards our achievement of financial, operational and strategic goals approved by our Board of Directors. The Plan formally establishes threshold, target and maximum levels for each group of key employees, including the named executive officers, and establishes goals that must be attained by us in order to trigger awards under the Plan. Our Board of Directors views earnings before interest, taxes, depreciation and amortization, or EBITDA, as our primary short-term goal. The Compensation Committee believes that in years of outstanding performance, performance cash incentives should be awarded at or near the maximum level of achievement for all key employees. The Compensation Committee will review our goals under the Plan on an annual basis to ensure that such goals are designed to adequately measure our long-term sustained success. Our goals in 2006 were: (i) improved safety throughout the worldwide fleet, (ii) annual EBITDA as set forth in the Company’s annual plan, (iii) return on capital equal to a selection of peer companies in the offshore supply vessel industry that have publicly available financial data, and (iv) improvement in days sales outstanding.
          Performance targets are established at levels that are achievable and are paid based on performance of each named executive officer.
          Annual Incentive Plan Weightings for 2006 for Named Executive Officers

	Mr.		Mr.	Mr.	Mr.	Mr.
	Turbidy	Mr. Jones	Francois	O’Connor	Wallace	Varma
Threshold Incentive Compensation (% of Base Salary)	50%	25%	25%	25%	25%	25%
Target Incentive Compensation (% of Base Salary)	100%	50%	50%	50%	50%	50%
Maximum Incentive Compensation (% of Base Salary)	150%	100%	100%	100%	100%	100%

	Mr.		Mr.	Mr.	Mr.
Performance Measure	Turbidy	Mr. Jones	Francois	O’Connor	Wallace	Mr. Varma
Safety	10%	10%	10%	10%	10%	10%
Corporate EBITDA	35%	35%	35%	35%	35%	35%
Return on Capital	20%	20%	20%	20%	20%	20%
Days Sales Outstanding(US/NS)	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%	7.5%/7.5%
Individual	20%	20%	20%	20%	20%	20%
Our named executive officers received cash bonuses under the Plan based on their respective achievement of individual goals and our achievement of overall goals in 2006 as follows:

Mr. Turbidy	$337,500
Mr. Jones	$155,583
Mr. Francois	$106,427	(1)
Mr. O’Connor	$87,459	(1)
Mr. Wallace	$146,252
Mr. Varma	$147,675

(1)	Bonus awards reflective of start dates for Mr. Francois and Mr. O’Connor of May and June, 2006, respectively.
     Long-term Incentives. Stock-based incentive awards are granted annually to key employees, including named executive officers, typically in March after our year-end audit so that the Compensation Committee’s determination of cash and equity awards are based on our audited financial performance for the preceding year. Stock options are granted at an option price equal to fair market value of our common stock on the date of grant. Accordingly, stock options have monetizable value only if the stock price appreciates above the price on the date of grant. In addition, the Compensation Committee also grants restricted stock to encourage retention and reward performance of individual employees. Restrictions on such awards are subject to continued employment with us. We believe that awarding our named executive officers with a mix of stock options and restricted stock focuses our named executive officers on the creation of shareholder value over the long term while encouraging equity ownership in us. Specifically, the total value of long-term incentives generally allocated to our named executive officers reflect a mix of 1/3 of the value in stock options and 2/3 of the value in restricted stock awards.
     Options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. Options are only valuable if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest. Stock options inherently link a portion of an employee’s compensation to shareholder interests by providing an incentive to make decisions designed to increase the market price of our common stock.
     Restricted stock awards are intended to retain key employees through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value and also provide the holder of the restricted stock the ability to vote such shares during any meeting of shareholders of the Company.

     We believe this mix between stock option and restricted stock awards maximizes the value of our equity for our named executive officers and also ensures that their interests will be aligned with those of all of our shareholders. The Compensation Committee approves the total stock option and restricted stock awards that will be made available to our named executive officers as well as the size of individual grants to each named executive officer. The award amounts granted to our named executive officers vary each year and are based on individual performance, peer group and compensation survey data, our performance as measured by goals established under the Plan, as well as the individual named executive officer’s total compensation package. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.
     Retirement Benefits. We offer eligible employees a Section 401(k) tax-qualified, defined contribution plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. All employees with at least six months of continuous service, including our named executive officers, are eligible to participate in our 401(k) plan and may elect to defer up to 15% of their annual compensation on a pre-tax basis and have it contributed to the plan, subject to certain limitations under the Code.
     Perquisites. We believe that the elements of executive compensation should be tied directly or indirectly to the actual performance of the Company. As a result, we do not have a perquisite program.
     Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, health, life insurance, and dental coverage and disability insurance.
Employment Contracts – Change in Control and Termination Benefits
     We have entered into employment agreements with each of our named executive officers that include, among other things, payment obligations by the Company in the event employment is terminated by the Company or the employee under specified circumstances. In the event the employment of a named executive officer is terminated by the Company for a reason other than death, disability or Cause (as defined in each of the employment agreements) or by the employee for Good Reason (as defined in each of the employment agreements), the employee is entitled to the following benefits:
1.	a lump sum cash payment equal to the sum of:
a.	a multiple of base salary at the rate in effect on the date of termination;

b.	a multiple of the higher of:
i.	the highest annual bonus paid during the three most recent fiscal years or

ii.	the target bonus (as provided in the Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs; and
c.	any bonus earned and accrued as of the date of termination which relates to periods that have ended on or before such date and which have not yet been paid by the Company; and
2.	health coverage for up to 18 months beyond his termination of employment.
The table below sets forth the salary and bonus multiples applicable to each named executive officer for the above benefits based on whether the termination is or is not in connection with, based upon or within 12 months after a Change in Control (as defined in each of the employment agreements):

	If termination does not occur in connection		If termination occurs in connection with,
	with, based upon or within 12 months after		based upon or within 12 months after a
	a Change in Control		Change in Control
Name	Salary multiple	Bonus multiple	Salary multiple	Bonus multiple
Mr. Turbidy	3X	3X	2.99X	2.99X
Mr. Jones	1X	1X	2.99X	2.99X
Mr. O’Connor	1.5X	1.5X	1.5X	1.5X
Mr. Francois	1.5X	1.5X	1.5X	1.5X
Mr. Varma	1X	1X	2.99X	2.99X
Mr. Wallace	1X	1X	2.99X	2.99X

          In addition to the benefits described above, if the employment of Mr. O’Connor is terminated by the Company prior to the initial expiration date (January 5, 2008) of Mr. O’Connor’s employment agreement, as such date may be extended, for any reason other than his death, disability or Cause, then the Company will also pay to Mr. O’Connor all compensation and benefits otherwise due him pursuant to his employment agreement through the initial expiration date, or a later date if the initial expiration date is extended.
          In the event the employment of a named executive officer is terminated by the Company for a reason other than death, disability or Cause or by the employee for Good Reason, and such termination occurs in connection with, based upon or within 12 months after a Change in Control, all outstanding options, restricted stock awards and other equity based awards will become fully vested and immediately exercisable on the date of termination.
          The payments due our named executive officers pursuant to the employment agreements are also subject to “gross-up” adjustments if specified taxes are imposed on such payments.
          The following table reflects payments that would be made to each of the named executive officers in the event their employment is terminated as of March 30, 2007:

	If termination does not occur in	If termination occurs in connection with,
	connection with, based upon or within	based upon or within 12 months after a
Name	12 months after a Change in Control	Change in Control
T. Turbidy	$5,060,212	$5,051,837
G. Jones	$1,769,089	$2,606,963
B. O’Connor	$1,305,557	$1,305,557
L. Francois	$1,345,407	$1,345,407
R. Varma	$1,202,965	$1,994,338
M. Wallace	$1,328,250	$2,133,370
          Other Agreements
          Outside of a change in control, if the named executive officer’s employment is terminated by reason of disability or death, then the options granted to him under our form of Non-Statutory Stock Option Agreement and/or the restricted stock granted to him under our form of Restricted Stock Award Agreement will fully vest (and restrictions will fully lapse) and be exercisable by such named executive officer (or the estate or the person who acquires the options/shares by will or the laws of descent and distribution or otherwise by reason of his death (the “Estate”)), as applicable, for one year following the date of termination. If the named executive officer’s employment is terminated by us without Cause (as defined in the Non-Statutory Option Agreement) or by him for Good Reason (as defined in the Non-Statutory Option Agreement), and he executes a release, the options granted under the Non-Statutory Option Agreement will fully vest and be exercisable by him for three months following the date of termination or by his Estate for one year following the date of termination if he dies during the three month period. If the named executive officer does not execute a release, then he can only exercise the options that have vested on or prior to the date of termination. Finally, if the named executive officer’s employment is terminated for any other reason, he can exercise the options that have vested on or prior to the date of termination for three months following the date of termination or his Estate can exercise the vested options for one year following the date of termination if he dies during the three month period.
     Policy Regarding Tax Deductibility
     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of the five highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. The Compensation Committee’s intent is to design compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation program. The Compensation Committee will, however, take into consideration the various other factors described in this Compensation Discussion and Analysis, together with Section 162(m) considerations in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation this is not fully tax deductible.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on this review and discussion, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
The Compensation Committee

Kenneth M. Burke	Edward C. Hutcheson, Jr., Chairman	Myles W. Scoggins

Compensation Summary
The following Summary Compensation Table sets forth the compensation of our named executive officers for 2006. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

	Summary Compensation Table for 2006
							Non-Equity	All Other
					Stock	Option	Incentive Plan	Compensation	Total
	Year	Salary		Bonus (1)	Awards($)(2)	Awards($)(2)	Compensation	(3)	Compensation
Trevor Turbidy	2006	$375,000		$337,500	$529,801	$312,892		$10,572	$1,565,765
President and Chief Executive Officer

Geoff Jones	2006	$215,000		$174,333	$135,931	$46,123		$7,011	$578,398
Vice President and Chief Financial Officer

Larry Francois	2006	$162,019	(4)	$106,427	$56,399	$19,411		$23,297	$367,553
Senior Vice President of Operations

Robert O’Connor	2006	$134,503	(5)	$87,459	$58,077	$21,681		$710	$302,430
Senior Vice President of Business Development

Rishi A. Varma	2006	$202,500		$147,675	$71,872	$17,555		$9,817	$449,419
Chief Administrative Officer, Vice President and General Counsel

D. Michael Wallace	2006	$215,000		$165,002	$83,046	$36,051		$20,756	$519,855
Chief Executive Officer – Eastern Marine Services Limited

(1)	For 2006, “Bonuses” include payments made under the Key Employee Retention Bonus Plan and the Annual Incentive Plan. Payments during 2006 under the Key Employee Retention Plan were as follows: Mr. Jones — $18,750, and Mr. Wallace — $18,750. Payments during 2006 under the Annual Incentive Plan were as follows: Mr. Turbidy — $337,500; Mr. Francois — $106,427; Mr. O’Connor — $87,459; Mr. Jones — $155,583; Mr. Varma — $147,675, and Mr. Wallace — $146,252.

(2)	Dollar amounts represent the compensation expense recognized in 2006 with respect to outstanding award grants, whether or not granted during 2006. See Note 15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on March 2, 2007 for a discussion of the assumptions made in determining these amounts.

(3)	For 2006 “All Other Compensation” includes the aggregate value of matching contributions to our 401(k) plan, the dollar value of life insurance coverage and any perquisites valued in the aggregate of $10,000 or more.

		Dollar
		Value of
	401(k)	Life	Relocation	Automobile
Name	Plan	Insurance	Benefits	Benefits	Total
Trevor Turbidy	$8,250	$2,322	$—	$—	$10,572
Larry Francois	—	1,129	22,168	—	23,297
Robert O’Connor	—	710	—	—	710
Geoff Jones	8,250	1,664	—	7,011	16,925
Rishi A. Varma	8,250	1,567	—	—	9,817
D. Michael Wallace	8,250	1,664	—	10,842	20,756

(4)	Mr. Francois joined the Company on July 5, 2006 as our Senior Vice President of Business Development. Mr. Francois’ base salary reflects his 2006 compensation earned from his respective start date. Mr. Francois’ annual base salary is $250,000.

(5)	Mr. O’Connor joined the Company on May 28, 2006 as our Senior Vice President of Operations. Mr. O’Connor’s base salary reflects his 2006 compensation earned from his respective start date. Mr. O’Connor’s annual base salary is $275,000.
Grants of Plan-Based Awards
     The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the named executive officers during 2006:

Grants of Plan Based Awards for 2006
								All other	All other
								stock	option		Grant
								awards:	awards:	Exercise	date fair
								Number	Number of	or Base	value of
		Estimated Future Payouts under			Estimated future payouts under			of shares	Securities	Price of	stock and
		non-equity incentive plan awards			equity incentive plan awards			of stock	Underlying	Option	option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	Options	Awards	awards
Mr. Turbidy	March 13, 2006	—	—	—	—	—	—	18,000		$—	$488,340
Mr. Turbidy	March 13, 2006	—	—	—	—	—	—		18,000	27.13	193,860
Mr. Jones	March 13, 2006	—	—	—	—	—	—	7,000		—	189,910
Mr. Jones	March 13, 2006	—	—	—	—	—	—		7,000	27.13	75,390
Mr. Francois	June 29, 2006	—	—	—	—	—	—	9,000		—	303,750
Mr. Francois	June 29, 2006	—	—	—	—	—	—		9,000	33.75	121,050
Mr. O’Connor	July 5, 2006	—	—	—	—	—	—	10,000		—	355,600
Mr. O’Connor	July 5, 2006	—	—	—	—	—	—		10,000	35.56	142,800
Mr. Varma	March 13, 2006	—	—	—	—	—	—	6,100		—	165,493
Mr. Varma	March 13, 2006	—	—	—	—	—	—		6,100	27.13	65,697
Mr. Wallace	March 13, 2006	—	—	—	—	—	—	3,500		—	94,955
Mr. Wallace	March 13, 2006	—	—	—	—	—	—		3,500	27.13	37,695
Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards table
A discussion of 2006 salaries and bonuses is included in “—Compensation Discussion and Analysis.”
Fair Value calculation: The grant date fair value of the restricted stock granted in 2006 is based on the closing price of our common stock on the date of grant. The fair value of each option is estimated on the date of grant using a Black-Scholes option valuation model. Volatility is based on the projected volatility of the price of the Company’s common stock using relative industry data. The expected option life was an estimate determined by the Company. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the estimated life of the option.
Terms of Awards: The restrictions on the shares of restricted stock presented in the Grants of Plan Based Awards table lapse 100% upon the third anniversary of the grant date. The options presented in the Grants of Plan Based Awards table vest ratably over three years beginning on the first anniversary of the grant date.
Employment agreements: Our named executive officers have entered into employment agreements with us. The initial term of the agreements is set forth in the table below. Following the initial term, the agreements will be automatically extended on the initial expiration date, and on the expiration date of any extended term thereafter, unless the named executive officer receives or provides advanced written notice that no such automatic extension shall occur. This advanced written notice must be provided or received at least six months, in the case of our Chief Executive Officer, or 30 days, in the case of the other named executive officers, prior to the first day of any such extension period. The named executive officers have agreed, during the term of the agreement and for 12 months following termination of their employment, not to compete with our business in any geographic market where we are conducting any business as of the date of their termination or have conducted business during 12 months prior to termination. In addition, the named executive officers have agreed not to make any unauthorized disclosure of any confidential business information or trade secrets of the Company. The agreements provide for an annual base salary of no less than the amount reflected in the table below, subject to annual review. See “—Compensation Discussion and Analysis” for a discussion of how salary and bonus are used to achieve compensation objectives. See “—Compensation Discussion and Analysis—Employment Contracts—Change in Control and Termination Benefits” for a discussion of the provisions in the employment agreements related to termination, change of control and related payment obligations.

Name	Effective Date	Initial term	Length of renewal periods	Base salary
Mr. Turbidy	September 1, 2005	3 years	3 years	$375,000
Mr. Jones	September 1, 2005	1 year	1 year	$215,000(1)
Mr. Francois	May 8, 2006	1 year	1 year	$250,000
Mr. O’Connor	July 5, 2006	18 months	18 months	$275,000
Mr. Varma	July 1, 2006	1 year	1 year	$215,000(2)
Mr. Wallace	January 1, 2007	1 year	1 year	$225,000(3)

(1)	On March 21, 2007, Mr. Jones’ base salary increased from $215,000 to $250,000 in recognition of his contributions towards achievement of our goals including continued improvements in our financial condition.

(2)	On March 21, 2007, Mr. Varma’s base salary increased from $215,000 to $250,000 in recognition of his promotion to Chief Administrative Officer, Vice President and General Counsel.

(3)	During 2006, Mr. Wallace’s base salary was $215,000. Effective January 1, 2007, Mr. Wallace’s base salary was increased from $215,000 to $225,000 in recognition of his additional responsibilities as the chief executive officer of our joint venture in Southeast Asia.

Outstanding Equity Awards at 2006 Fiscal Year-End
The following table and the footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2006 for each executive officer.

Outstanding Equity Awards at Fiscal Year-End for 2006
	Option Awards						Stock Awards
											Equity
											incentive
										Equity	plan
				Equity						incentive	awards:
				incentive						plan	market or
				plan						awards:	payout
				awards:			Number		Market	number of	value of
	Number of	Number of		number of			of shares		value of	unearned	unearned
	Securities	securities		securities			or units		shares or	shares,	shares,
	underlying	underlying		underlying			of stock		units of	units or	units or
	unexercised	unexercised		unexercised	Option	Option	that have		stock that	other rights	other rights
	options (#)	options (#)		unearned	exercise	expiration	not		have not	that have	that have
	Exercisable	Unexercisable		options	price	date	vested		vested (h)	not vested	not vested
Name	(b)	(c)		(d)	(e)	(f)	(g)		(1)	(i)	(j)
Trevor Turbidy	23,250	56,250	(2)	—	$11.00	March 15, 2012	—		—	$—	$—
	37,500	—		—	$11.00	March 15, 2012	—		—	—	—
	—	18,000	(3)	—	27.13	March 13, 2013	—		—	—	—
	—	—		—	—	—	48,000	(4)	$1,838,880	—	—

Geoff Jones	1,000	12,000	(2)	—	$11.00	March 15, 2012	—		—	—	—
	—	7,000	(3)	—	27.13	March 13, 2013	—		—	—	—
	—	—		—	—	—	18,250	(5)	$699,157	—	—

Larry Francois	—	9,000	(6)	—	33.75	June 29, 2016	—		—	—	—
	—	—		—	—	—	9,000	(7)	$344,790	—	—

Robert O’Connor	—	10,000	(8)	—	35.56	July 5, 2016	—		—	—	—
	—	—		—	—	—	10,000	(9)	$383,100	—	—

Rishi A. Varma	—	6,100	(3)	—	27.13	March 13, 2013	—		—	—	—
	—	—		—	—	—	9,433	(10)	$233,691	—	—

D. Michael Wallace	—	12,000	(2)	—	11.00	March 15, 2012	—		—	—	—
	—	3,500	(3)	—	27.13	March 13, 2013	—		—	—	—
	—	—		—	—	—	8,500	(11)	—$134,085	—	—

(1)	The market value of unvested restricted shares was determined by using a stock price of $38.31, the closing price of the Company’s common stock on Nasdaq on December 29, 2006.

(2)	These option awards were granted on March 15, 2005. The options vest ratably over four years beginning on March 15, 2006.

(3)	These option awards were granted on March 13, 2006. The options vest ratably over three years beginning on March 13, 2007.

(4)	On September 1, 2005, Mr. Turbidy was granted 40,000 shares of restricted stock, of which 30,000 shares remain unvested as of December 31, 2006. The restrictions on the unvested shares lapse ratably over three years beginning on September 1, 2007. On March 13, 2006, Mr. Turbidy was granted 18,000 shares of restricted stock. The restrictions lapse on March 13, 2009.

(5)	On September 1, 2005, Mr. Jones was granted 15,000 shares of restricted stock, of which 11,250 shares remained unvested as of December 31, 2006. The restrictions on the unvested shares lapse ratably over three years beginning on September 1, 2007. On March 13, 2006, Mr. Jones was granted 7,000 shares of restricted stock. The restrictions lapse on March 13, 2009.

(6)	These options were granted on June 29, 2006. The options vest ratably over three years beginning on June 29, 2007.

(7)	On June 29, 2006, Mr. Francois was granted 9,000 shares of restricted stock. These restrictions lapse on June 29, 2009.

(8)	These options were granted on July 5, 2006. The options vest ratably over three years beginning on July 5, 2007.

(9)	On July 5, 2006, Mr. O’Connor was granted 10,000 shares of restricted stock. These restrictions lapse on July 5, 2009.

(10)	On May 2, 2005, Mr. Varma was granted 5,000 shares of restricted stock, of which 3,333 shares remain unvested as of December 31, 2006. The restrictions on the unvested shares lapse ratably over two years beginning on May 2, 2007. On March 13, 2006, Mr. Varma was granted 6,100 shares of restricted stock. These restrictions lapse on March 13, 2009.

(11)	On September 1, 2005, Mr. Wallace was granted 5,000 shares of restricted stock. These restrictions lapse on September 1, 2007. On March 13, 2006, Mr. Wallace was granted 3,500 shares of restricted stock. These restrictions lapse on March 13, 2009.

Option Exercises and Stock Vested in 2006
The following table provides the amount realized during 2006 by each named executive officer upon the exercise of options and upon the vesting of restricted common stock.

Option Exercises and Stock Vested for 2006
	Option Awards			Stock Awards
	# of Shares acquired	Value realized upon		# of shares acquired on	Value realized on
Name	on Exercise	exercise		vesting	vesting (4)
Trevor Turbidy	33,000	787,683	(1)	10,000	359,000
Geoff Jones	3,000	74,025	(2)	3,750	134,625
Larry Francois	—	—		—	—
Robert O’Connor	—	—		—	—
Rishi A. Varma	—	—		1,667	43,563
D. Michael Wallace	8,000	175,028	(3)	—	—

(1)	Based on the difference between $34.94 and $34.64, the closing sale prices of our common stock on the date of exercise for 25,000 options and 8,000 options, respectively, each as reported by Nasdaq, and the $11.00 exercise price of such options.

(2)	Based on the difference between $35.68, the closing sale price of our common stock on the date of exercise as reported by Nasdaq, and $11.00, the exercise price of such options.

(3)	Based on the difference between $29.75 and $36.01, the closing sale prices of our common stock on the date of exercise for 4,000 options and 4,000 options, respectively, each as reported by Nasdaq, and the $11.00 exercise price of such options.

(4)	Calculated by multiplying the number of vested shares by the market price of such shares on the date of vesting.

AUDIT COMMITTEE REPORT
     During 2006 the Audit Committee was and currently is comprised of four members of our Board of Directors, Messrs. Burke, Bachmann, Scoggins and Hutcheson. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and Nasdaq. Each of the present members of the Audit Committee meets the current Nasdaq independence standards and the independence standard set forth in the Securities Exchange Act of 1934.
     Earlier this year, in preparation for the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2006, the Audit Committee:
•	reviewed and discussed our audited financial statements with management and the Company’s independent auditors;

•	discussed separately with management and the Company’s independent auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations or changes made by the Company’s independent auditors or the internal auditors have been implemented or resolved;

•	obtained and reviewed a report by the Company’s independent auditors describing: (i) its internal quality-control procedures; (ii) any material issues raised by: (A) its most recent internal quality-control review or peer review, or (B) any inquiry or investigation by governmental or professional authorities respecting one or more independent audits performed by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company to assess the independent auditors’ independence;

•	obtained and reviewed reports from the Company’s independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the Company’s independent auditors; and (iii) other material written communications between the independent auditors and management;

•	reviewed the overall scope and plans for the audit and the results of the examination with its independent auditors;

•	reviewed all fees paid to the independent auditors and considered whether the rendering of non-audit services is compatible with maintaining the independence of such independent auditors. These fees are described immediately following this report;

•	discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company.
     Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006.
     Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
     The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
The Audit Committee
Kenneth M. Burke, Chairman       Richard A. Bachmann       Bill Scoggins       Edward C. Hutcheson, Jr.
PROPOSAL TWO: RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. The stockholders are being asked to ratify this appointment at the annual meeting. While stockholder approval of the appointment of PricewaterhouseCoopers LLP is not required by the Company’s charter or bylaws, our Board of Directors is requesting stockholder ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present or represented at the annual meeting, the selection will be reconsidered by the Audit Committee.
     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO
RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
Independent Registered Public Accounting Firm Fees
     PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

		2005	2005
	2006	(Revised)	(As Reported)
Audit Fees(1)	$1,091,522	$985,915	$936,319	$49,596
Audit Related Fees(2)	$213,222	$84,903	$134,499	$-49,596
Tax Fees(3)	$71,875	$145,332	$145,332	$0
All Other Fees(4)	$0	$0	$0	$0

	$1,376,619	$1,216,149	$1,216,150	$-1

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year. Audit fees in 2006 include $57,000 for audit services for the February 2007 convertible debt offering. Audit fees in 2005 include $84,500 for audit services for the October 2005 common stock offering (which as been reclassified from “audit-related” to “audit” from the presentation shown in our Proxy Statement dated April 28, 2006).

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Audit-related fees for 2005 includes $45,000 for audit services related to our reorganization and $39,900 for services related to audits of employee benefit plans (which has been reclassified from “audit” to “audit-related” from the presentation shown in our Proxy Statement dated April 28, 2006).

(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	PricewaterhouseCoopers LLP did not perform any non-audit services for us specified in Rule 2-01(c)(4)(i)-(ix) of Regulation S-X.
Pre-Approval Process
     All of the services performed by PricewaterhouseCoopers LLP in 2006 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(C) under Regulation S-X. During the year, the Audit Committee Chairman has the authority to pre-approve requests for services that were not pre-approved at a regularly scheduled audit committee meeting and the Chairman will present such pre-approval to the Audit Committee at the next regularly scheduled Audit Committee meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely upon a review of the copies of the Form 3, 4 and 5 reports furnished to us and certifications from our directors and executive officers, we believe that during 2006, all of our directors, other than Mr. Staehr, executive officers and beneficial owners of more than 10% of our common stock complied with Section 16(a) filing requirements applicable to them. Mr. Staehr filed one late Form 4 with respect to a purchase of shares of our common stock.
INCORPORATION BY REFERENCE
     Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such reports be subject to the liabilities of Section 18 of the Exchange Act, except, in each such case, to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.
By Order of the Board of Directors,
Rishi A. Varma
Corporate Secretary
Houston, Texas
[_], 2007

APPENDIX A
INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
     Under applicable Securities and Exchange Commission regulations, the members of the Board, the Company’s nominees and certain executive officers of the Company are “participants”’ with respect to the Company’s solicitation of proxies in connection with its 2007 annual meeting of stockholders. Certain information about the persons who may be deemed “participants” is provided below.
Directors and Nominees
     The names of the Company’s directors and director nominees are set forth below. The principal occupations of the Company’s directors who are participants in the Company’s solicitation are set forth in this Proxy Statement under the caption “General Information about the Board of Directors, Directors Standing for Re-Election and Directors Continuing in Office.” The business address for each of the below participants is c/o Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027.
Name
Richard A. Bachmann
Kenneth M. Burke
Joseph S. Compofelice
Edward C. Hutcheson, Jr.
Myles W. Scoggins
Per Staehr
Trevor Turbidy
Officers and Employees
     The Company’s executive officers who are “participants” in the Company’s solicitation of proxies are set forth below along with their position with the Company. The business address for each of the below participants is Trico Marine Services, Inc., 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027:

Name	Position with the Company
Trevor Turbidy	Chief Executive Officer, President and Director
Geoff A. Jones	Vice President and Chief Financial Officer
Larry D. Francois	Senior Vice President, Operations
Robert O’Connor	Senior Vice President of Business Development
D. Michael Wallace	Vice President, Emerging International and Head of Global Marketing
Rishi A. Varma	Chief Administrative Officer, Vice President and General Counsel
Information Regarding Ownership of the Company’s Securities by Participants
     The number of shares of Common Stock held by directors and the named executive officers is set forth under the “Securities Ownership—Securities Ownership of Management” section of this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants
     The following table sets forth purchases and sales of shares of the Company’s securities by the participants listed below during the past two years.

		Number of Shares of Common
		Stock Acquired (“A”) or
Name	Date	Disposed of (“D”) *
Joseph S. Compofelice	3/16/05	66,600	(A)
	4/27/05	1,300	(D)
	4/20/06	1,750	(D)
	8/14/06	8,000	(D)
	8/16/06	25,000	(D)
	12/4/06	33,250	(A)
	12/4/06	40,000	(D)
	12/6/06	1,078	(D)*
Kenneth M. Burke	8/10/06	2,000	(D)
Edward C. Hutcheson, Jr.	8/15/06	7,000	(D)
	12/4/06	796	(D)*
	12/7/06	944	(D)*
Per Staehr	3/3/06	100	(A)
	3/30/06	5,100	(D)
Trevor Turbidy	8/22/06	33,000	(D)
Geoff A. Jones	5/18/05	8,000	(D)
	9/1/06	2,500	(D)
	9/1/06	520	(D)*
Rishi A. Varma	12/14/06	1,667	(D)
D. Michael Wallace	5/16/05	4,000	(D)
	3/24/06	4,000	(D)
	8/28/06	4,000	(D)
	12/8/06	54	(D)*

*	Reflects sale of Series A and Series B warrants.
Miscellaneous Information Concerning Participants
     Except as described in this Appendix A or in this Proxy Statement, to the best knowledge of the Company, none of the participants nor any of their respective affiliates or associates (together, the ``Participant Affiliates’’) (i) directly or indirectly beneficially owns any shares of Common Stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in the Proxy Statement, to the best knowledge of the Company, neither any participant nor any Participant Affiliate, is either a party to any transaction or series of transactions since the beginning of fiscal 2006, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest.
     Except as described in this Proxy Statement, to the knowledge of the Company, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2007 Annual Meeting.
     Except as described in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. During the past 10 years no participant has been convicted of a crime more serious than a traffic violation or similar misdemeanor.

WHITE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2007.

Please	☐
Mark Here for
Address Change or
Comments
SEE REVERSE SIDE

1. Election of Directors	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY for all nominees listed below
	☐	☐
INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee’s name listed below.
01 Edward C. Hutcheson, Jr.
02 Myles W. Scoggins
03 Per Staehr
2.	Ratification of the appointment of Pricewaterhouse
Coopers, LLP, certified public accountants,
as the Company’s independent registered
public accounting firm for the fiscal
year ending December 31, 2007

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	The proxyholders (or their substitutes) may vote in their discretion, to transact such other business as may properly come before the meeting and any adjournments or postponements thereof including to vote for the election of such substitute nominee(s) for director as such proxies may select in the event that any nominee(s) named above become unable to serve.

Please mark this box ONLY if stock owned of record or beneficially by you is owned or controlled by persons who are not U.S. citizens. A person is not a U.S. citizen if such person (including an individual, a partnership, a corporation, a limited liability company or an association) is (1) any foreign government or representative thereof; (2) any corporation, the chief executive officer by any title or chairman of the board of directors of which is not a U.S. citizen, or of which more than a minority of the number of its directors necessary to constitute a quorum are not U.S. citizens; (3) any corporation organized under the laws of any foreign government; (4) any corporation of which 25% or greater interest is Owned Beneficially or of record, or may be voted by, one or more persons who are not U.S. citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by one or more persons who are not U.S. citizens; (5) any partnership, limited liability company, or association which is controlled by one or more persons who are not U.S. citizens; or (6) any person (including an individual, partnership, corporation, limited liability company or association) who acts as representative of or fiduciary for any person described in clauses (1) through (5) above.
☐
Date:                                         , 2007

Signature of Stockholder

Additional Signature, if held jointly

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE THREE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2007. THE PROXY HOLDERS NAMED ABOVE (OR THEIR SUBSTITUTES) WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE
Submit Your Proxy by Mail

Mark, sign and date
your proxy card and
return it in the enclosed
postage-paid envelope.

WHITE PROXY
TRICO MARINE SERVICES, INC.
3200 Southwest Freeway, Suite 2950
HOUSTON, TEXAS 77027
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TRICO MARINE SERVICES, INC.
The undersigned hereby appoints Trevor Turbidy and Geoff A. Jones, and each of them, as proxies, with full power of substitution, and hereby authorizes either of them to represent and to vote, in the manner provided below, all shares of common stock of Trico Marine Services, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on June 12, 2007, or any postponement(s) or adjournment(s) thereof. By executing this proxy, the undersigned (i) hereby revokes any previously executed proxy with respect to all proposals and (ii) hereby acknowledges receipt from the Company, prior to the execution of this proxy, of the notice of Annual Meeting and the accompanying proxy statement.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE